Exhibit 99.1

NCR ANNOUNCES STRATEGIC PARTNERSHIP WITH BLACKSTONE

INCLUDING $820 MILLION EQUITY INVESTMENT

TO ACCELERATE NCR’S TRANSFORMATION

NCR to Repurchase Up to $1 Billion in Common Stock

DULUTH, Ga.—November 12, 2015 — NCR Corporation (NYSE: NCR) today announced that it has entered into an agreement with Blackstone (NYSE: BX), one of the world’s leading investment and advisory firms, under which affiliates of Blackstone will invest $820 million in NCR in the form of perpetual convertible preferred shares. The Company expects its relationship with Blackstone to accelerate NCR’s ongoing strategic transformation into an integrated software and services company. NCR will use the Blackstone investment to help fund a repurchase through a self-tender of up to $1 billion of its common stock.

“After concluding a comprehensive review of strategic alternatives, the NCR Board has determined that executing our strategic plan with Blackstone’s assistance is the best way to accelerate NCR’s transformation and build long-term shareholder value,” said NCR Chairman and CEO Bill Nuti. “Blackstone is an experienced technology investor with a long-term perspective that can help us continue to drive our higher-margin software-related revenue, deliver world-class service globally, optimize our manufacturing processes and supply chain, and rationalize costs. This investment is a strong vote of confidence in our long-term strategy and future growth potential, and it will enable NCR to return significant cash to those shareholders who want to monetize their investment in the near term while preserving our ability to fund growth opportunities and increase shareholder value in the years ahead.”

In connection with the investment, NCR will expand its Board of Directors from 9 to 11 directors and appoint Chinh Chu, Senior Managing Director, and Greg Blank, Managing Director, of Blackstone to the NCR Board upon the closing of the transaction, which is expected to occur by early December.

Mr. Nuti continued, “We are delighted to welcome Chinh and Greg to our Board. Blackstone has a well-deserved reputation as a strong corporate partner, and we expect the Board will benefit from Chinh’s and Greg’s strategic and financial expertise. NCR will enjoy the full resources of Blackstone’s unique platform of operational support and is well positioned to leverage Blackstone’s global network as we look to expand our partnership network and evaluate new growth opportunities.”

“NCR has made tremendous progress removing legacy barriers to growth and executing a corporate transformation focused on extending its product capabilities into new areas of software and services. NCR is well positioned to continue to win market share and deliver exceptional value to its customers,” said Chinh Chu, Senior Managing Director, Private Equity, at Blackstone.

“We are pleased to partner with NCR at such a pivotal time and believe it has the right strategy and vision to meet the needs of a rapidly changing market,” said Greg Blank, Managing Director, Private Equity, at Blackstone. “Chinh and I look forward to working with the NCR Board and management team to increase value for all shareholders.”

Accelerating NCR’s Transformation and Supporting Growth

Blackstone is an experienced investor with proven technological and operational expertise, and the strategic relationship will provide significant resources to enable NCR to:

•	Grow recurring revenue through software development and services initiatives and a continued transition to cloud-based offerings

•	Improve services productivity and customer satisfaction through a continuing shift to innovative, higher-margin, value-added service offerings

•	Expand margins through lean manufacturing, product lifecycle management and procurement processes

•	Optimize hardware and supply chain assets

•	Preserve financial flexibility to drive sustainable growth going forward.

NCR’s shareholders will be able to participate, along with Blackstone, in the Company’s significant growth opportunities in the rapidly expanding market for integrated solutions.

Share Repurchase

NCR intends to repurchase up to $1 billion of its common shares through a modified “Dutch Auction” tender offer at an expected price range between $26.00 and $29.50 per share expected to commence November 13, 2015. The Company will fund the tender offer with the proceeds of the Blackstone investment, cash on hand and borrowings from its revolving facilities. Further details, including the terms and conditions of the tender offer, will be filed with the Securities and Exchange Commission.

Blackstone Investment Terms

•	Blackstone will purchase $820 million of convertible perpetual preferred stock, which is convertible into shares of NCR common stock at a conversion price of $30.00 per share.

•	The conversion price represents an 18% premium to the 30-day volume-weighted average price ended November 11, 2015.

•	The preferred stock carries a 5.5% dividend, which will be payable in kind for the first four years following issuance.

•	On an as-converted basis, the preferred stock will represent approximately 17% of NCR’s shares outstanding after giving effect to the Blackstone investment and share repurchase (assuming the tender offer is fully subscribed at the midpoint of the price range).

•	Blackstone may convert the preferred into common at any time and may require NCR to repurchase the preferred after 8-1/2 years and every 3 years thereafter. The preferred will be mandatorily convertible into common if the stock price exceeds certain thresholds.

Additional information regarding the investment will be included in a Form 8-K to be filed today by the Company with the Securities and Exchange Commission.

“This long-term equity investment is an attractive security that will benefit our company and shareholders alike,” said NCR CFO Bob Fishman. “The strategic partnership with Blackstone, which supports our long-term strategy, enables us to repurchase a significant amount of our common stock in the short term, while the terms of the investment preserve our balance sheet flexibility.”

Director Biographies

Chinh Chu is a Senior Managing Director of Blackstone in the Private Equity Group based in New York. He has led Blackstone’s investments in AlliedBarton, Celanese, Graham Packaging, Interstate Hotels, Kronos, LIFFE, Nalco, Nycomed, and Stiefel Laboratories. Mr. Chu graduated with a bachelor’s degree in finance from the University of Buffalo. He currently serves as a director of Biomet, Freescale, HealthMarkets, and Kronos.

Greg Blank is a Managing Director of Blackstone in the Private Equity Group based in New York where he focuses on investments in the technology sector. Mr. Blank has been involved in the execution of many of Blackstone’s investments, including most recently in Kronos, Ipreo, and Optiv. Mr. Blank graduated with a bachelor’s degree in economics from Harvard College and received an MBA from the Harvard Business School. He currently serves as a director of Ipreo, Optiv, Travelport, and The Weather Company.

J.P. Morgan, Atlas Strategic Advisors and BofA Merrill Lynch are acting as placement agents and financial advisors to NCR, and Cravath, Swaine & Moore LLP is serving as NCR’s legal advisor in the transaction.

Citi, Goldman, Sachs & Co., and RBC Capital Markets LLC are financial advisors to Blackstone, and Kirkland & Ellis LLP is Blackstone’s legal advisor in the transaction.

Conference Call

A conference call is scheduled for today at 8:00 a.m. ET to discuss today’s announcement. Access to the conference call and accompanying slides, as well as a replay of the call, will be available on NCR’s web site at http://investor.ncr.com/. Additionally, the live call can be accessed by dialing 888-215-6853, or 913-981-5550 for international participants, and entering the participant passcode 7924084.

About Blackstone

Blackstone is one of the world’s leading investment firms. It seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Its asset management businesses, with over $330 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 485 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 29,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com

Twitter: @NCRCorporation

Facebook: www.facebook.com/ncrcorp

LinkedIn: http://linkd.in/ncrgroup

YouTube: www.youtube.com/user/ncrcorporation

News Media Contact

NCR Corporation

Lou Casale, 212-589-8415

lou.casale@ncr.com

Investor Contact

NCR Corporation

Gavin Bell, 212-589-8468

gavin.bell@ncr.com

Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on NCR’s current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including factors relating to: the successful closing of the investment by Blackstone and achievement of its potential benefits; domestic and global economic and credit conditions, including, in particular, market conditions and investment trends in the retail industry, and economic and market conditions in China and Russia; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; defects or errors in our products or problems with our hosting facilities; manufacturing disruptions; collectability difficulties in subcontracting relationships in emerging industries; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our ongoing restructuring plan; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions; and the other risks and uncertainties described in NCR’s filings with the Securities and Exchange Commission (the “SEC”), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NCR’s annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015 and in any of NCR’s subsequently filed Form 10-Qs. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information

This release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of NCR. The tender offer described in this release has not yet commenced, and there can be no assurances that NCR will commence the tender offer on the terms described in this communication or at all. If NCR commences the tender offer, the tender offer will be made solely by an Offer to Purchase and related materials, which NCR will file with the SEC. Investors are urged to read these materials when they become available, as well as any other relevant documents filed with the SEC when they become available, carefully and in their entirety because they will contain important information, including the terms and conditions of the tender offer. If NCR commences the tender offer, it will file each of the documents referenced in this paragraph with the SEC, and, when available, investors may obtain a free copy of them from the SEC at its website www.sec.gov, or free of charge from NCR at http://investor.ncr.com or by directing a request to Gavin Bell, Vice President of Investor Relations, at 212-589-8468 or gavin.bell@ncr.com.